Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-254904, 333-264184, 333-269557, 333-278631), Form S-1 (No. 333-286437), and Forms S-3 (No. 333-264182, 333-273392, 333-278630, 333-281608) of our report dated April 7, 2026, with respect to the consolidated financial statements of SmartKem, Inc. and its subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

New York, NY

April 7, 2026